Exhibit 10.12

SECOND AMENDMENT
TO THE
PMA CAPITAL CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2000)

July 2004

SECOND AMENDMENT
TO THE
PMA CAPITAL CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2000)

WHEREAS, PMA Capital Corporation (then known as the Pennsylvania Manufacturers Corporation) (the “Plan Sponsor”) adopted the PMA Capital Corporation Executive Deferred Compensation Plan (then known as the PMC Executive Deferred Compensation Plan) (the “Plan”) originally effective February 1, 1988, to permit eligible executives to defer receipt of a portion of their annual compensation; and

WHEREAS, the Plan is intended to be an unfunded arrangement, maintained primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees of the Plan Sponsor and its affiliated employers within the meaning of Sections 201(2) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, the Plan was last amended and restated effective January 1, 2000 and was amended by the First Amendment thereto effective January 1, 2003; and

WHEREAS, the Plan Sponsor now desires to amend the Plan to clarify the disposition of forfeitures under the Plan, effective January 1, 2004; and

WHEREAS, under Sections 8.1(a) and 10.4 of the Plan, the Plan Sponsor has reserved the right to amend the Plan with respect to all Participating Companies at any time, subject to certain inapplicable limitations;

NOW, THEREFORE, effective January 1, 2004, except as otherwise specifically provided herein, the Plan Sponsor hereby amends the Plan as follows:

1. Section 6.2(b)(3) of the Plan is amended to read as follows:

(3) Upon receipt of a Participant's election, the Administrator shall (i) reduce the balance of the Participant's Deferred Benefit Accounts by the full amount that the Participant has requested, and (ii) direct the Plan Sponsor to pay the Participant the reduced benefit. The amount by which the benefit is reduced shall be automatically forfeited without any further action or consent of the Participant. Any forfeiture made as a result of this Section 6.2(b) shall be used as follows: first, to pay Plan administrative expenses, and second, to reduce the amount of Participating Company contributions to the Plan.

IN WITNESS WHEREOF, PMA CAPITAL CORPORATION has caused these presents to be duly executed, under seal, this 1st day of July, 2004.

Attest:	PMA CAPITAL CORPORATION
[SEAL]
/s/ Robert L. Pratter	/s/ William E. Hitselberger
Robert L. Pratter, Secretary	William E. Hitselberger, Senior Vice President,
Treasurer & Chief Financial Officer